UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Santarus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50651	33-0734433
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 314-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 20, 2007, Santarus, Inc. ("Santarus") filed a lawsuit in the United States District Court for the District of Delaware against Par Pharmaceutical, Inc. ("Par") for infringement of U.S. Patent Nos. 6,645,988; 6,489,346; 6,699,885; and 6,780,882, each of which is listed in the Approved Drug Products with Therapeutic Equivalence Evaluations (the "Orange Book") for Zegerid® (omeprazole/sodium bicarbonate) Powder for Oral Suspension. The Curators of the University of Missouri (the "University"), licensor of the patents, is a co-plaintiff in the litigation.

The lawsuit is in response to an Abbreviated New Drug Application ("ANDA") filed by Par with the U.S. Food and Drug Administration ("FDA") regarding Par’s intent to market a generic version of Santarus’ Zegerid Powder for Oral Suspension product prior to the July 2016 expiration of the asserted patents. Santarus has commenced the lawsuit within the 45 days required to automatically stay, or bar, the FDA from approving Par’s ANDA for 30 months or until a district court decision that is adverse to the asserted patents, whichever may occur earlier.

On December 20, 2007, the University filed an Application for Reissue of U.S. Patent No. 5,840,737 (the "‘737 patent") with the United States Patent and Trademark Office (the "USPTO"). The ‘737 patent is one of five issued patents listed in the Orange Book for Zegerid Powder for Oral Suspension. The ‘737 patent is not one of the three patents listed in the Orange Book for Zegerid Capsules.

Santarus has full confidence in and is prepared to vigorously defend and enforce the intellectual property rights protecting its Zegerid products.

Forward-Looking Statements

Santarus cautions you that statements included in this current report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: the results of any proceedings related to the pending patent infringement litigation with Par; Santarus’ ability to expand or maintain the scope and validity of patent protection for its Zegerid products, including the outcome of the reissue proceeding, and its ability to commercialize its Zegerid products without infringing the patent rights of others; other difficulties or delays relating to the development, testing, manufacturing and marketing of, and maintaining regulatory approvals for, Santarus’ products; and other risks detailed in Santarus’ prior press releases as well as in public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santarus, Inc.

December 20, 2007	By:	Debra P. Crawford

Name: Debra P. Crawford
Title: Senior Vice President, Chief Financial Officer, Treasurer and Secretary